UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): October 31, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On October 31, 2005, Xcyte Therapies, Inc., (“Xcyte”) delivered $2,218,614 to General Electric Corporation (“GE”) in satisfaction of Xcyte’s obligations (the “Obligations”) under the Master Security Agreement, dated May 1, 2000, between Xcyte and GE. Xcyte incurred the Obligations to finance the acquisition of certain equipment and granted GE a security interest in the equipment pursuant to the Master Security Agreement. Xcyte prepaid the Obligations to remove GE’s security interest from the equipment to provide flexibility in connection with Xctye’s previously announced review of its strategic alternatives. Upon payment of the Obligations, GE has agreed to release all of its security interests with respect to such equipment and will return to Xcyte its deposit of $170,961.

There is no material relationship between Xcyte or its affiliates and GE or its affiliates other than as parties to the Master Security Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: November 3, 2005

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